Exhibit 99.1

CMS Energy Announces 2019 Results, Delivers 17th Consecutive Year of Strong Performance and Raises 2020 Adjusted EPS Guidance

JACKSON, Mich., January 30, 2020 – CMS Energy announced today 2019 reported net income of $680 million or $2.39 per share, compared to reported net income of $657 million or $2.32 per share for 2018. CMS Energy announced $708 million of adjusted net income or adjusted earnings per share of $2.49 for 2019, compared to $2.33 for 2018.

CMS Energy raised its guidance for 2020 adjusted earnings to $2.64 - $2.68* per share (*See below for important information about non-GAAP measures) or 6 to 8 percent annual adjusted earnings per share growth. Longer-term, adjusted earnings per share growth remains at 6 to 8 percent with a bias toward the midpoint.

“CMS Energy continues to be an industry leader operationally, environmentally and financially by delivering consistent results for our customers, employees and our investors,” said Patti Poppe, President and CEO of CMS Energy and Consumers Energy. “We will not let up in 2020 as we continue to focus on our triple bottom line of people, planet and profit.”

CMS Energy noted several accomplishments in 2019:

•	Approval with broad support of Consumers Energy’s Integrated Resource Plan, providing for the closure of all the utility’s coal plants and a 90% carbon reduction by 2040.
•	Committed to net-zero methane emissions by 2030 for our natural gas distribution system.
•	Increased Customer Satisfaction: Ranked #1 in J.D. Power Midwest Large Residential Gas Study.
•	Obtained regulatory support for $1.2 billion of gas infrastructure investment to improve safety and reliability.
•	Worked across the state to attract 75 megawatts of new electric load to Michigan, bringing an estimated 3,600 jobs and over $1.5 billion of investment.
•	Maintained first quartile Employee Engagement among US Utilities and exceeded the US High Performing Benchmark in Fortune’s Most Admired and Best to Work for Companies lists.
•	Won the Edison Electric Institute’s Mid-Cap Index Award for 5-year total shareholder return.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2019 year-end results and provide a business and financial outlook on January 30 at 8:30 a.m. (EST). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Investor Meeting.”

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Important information for investors about non-GAAP measures and other disclosures.

*This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in the attached summary financial statements. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company’s adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com.
To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Twelve Months Ended
	12/31/19	12/31/18	12/31/19	12/31/18
Operating revenue	$1,795	$1,829	$6,845	$6,873

Operating expenses	1,484	1,579	5,606	5,711

Operating Income	311	250	1,239	1,162

Other income (expense)	28	(3)	109	70

Interest charges	134	121	519	458

Income Before Income Taxes	205	126	829	774

Income tax expense	37	17	147	115

Net Income	168	109	682	659

Income attributable to noncontrolling interests	1	1	2	2

Net Income Available to Common Stockholders	$167	$108	$680	$657

Basic Earnings Per Average Common Share	$0.59	$0.38	$2.40	$2.33
Diluted Earnings Per Average Common Share	0.58	0.38	2.39	2.32

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	12/31/19	12/31/18
Assets
Current assets
Cash and cash equivalents	$140	$153
Restricted cash and cash equivalents	17	21
Other current assets	2,174	2,294
Total current assets	2,331	2,468
Non-current assets
Plant, property, and equipment	18,926	18,126
Other non-current assets	5,580	3,935
Total Assets	$26,837	$24,529

Liabilities and Equity
Current liabilities (1)	$1,484	$1,531
Non-current liabilities (1)	7,051	6,429
Capitalization
Debt, capital leases, and financing obligation (excluding securitization debt) (2)
Debt, capital leases, and financing obligation (excluding non-recourse and securitization debt)	10,518	9,646
Non-recourse debt	2,478	1,854
Total debt, capital leases, and financing obligation (excluding securitization debt)	12,996	11,500
Noncontrolling interests	37	37
Common stockholders' equity	5,018	4,755
Total capitalization (excluding securitization debt)	18,051	16,292
Securitization debt (2)	251	277
Total Liabilities and Equity	$26,837	$24,529

(1) Excludes debt, capital leases, and financing obligation.

(2) Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Twelve Months Ended
	12/31/19	12/31/18
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$175	$204

Net cash provided by operating activities	1,790	1,703
Net cash used in investing activities	(2,816)	(2,606)
Cash flows from operating and investing activities	(1,026)	(903)
Net cash provided by financing activities	1,008	874

Total Cash Flows	$(18)	$(29)

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$157	$175

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended			Twelve Months Ended
	12/31/19	12/31/18		12/31/19		12/31/18
Net Income Available to Common Stockholders	$167	$108		$680		$657
Reconciling items:
Other exclusions from adjusted earnings	36	8		37		9
Tax impact	(9)	(*	)	(9)		(* )
Gain on assets previously sold	-	-		(*	)	(4)
Tax impact	-	-		*		1
Tax reform	-	(4)		-		(4)

Adjusted net income – non-GAAP	$194	$112		$708		$659

Average Common Shares Outstanding
Basic	283.0	282.6		283.0		282.2
Diluted	284.8	283.3		284.3		282.9

Basic Earnings Per Average Common Share
Reported net income per share	$0.59	$0.38		$2.40		$2.33
Reconciling items:
Other exclusions from adjusted earnings	0.13	0.03		0.13		0.03
Tax impact	(0.03)	(*	)	(0.03)		(* )
Gain on assets previously sold	-	-		(*	)	(0.01)
Tax impact	-	-		*		*
Tax reform	-	(0.02)		-		(0.02)

Adjusted net income per share – non-GAAP	$0.69	$0.39		$2.50		$2.33

Diluted Earnings Per Average Common Share
Reported net income per share	$0.58	$0.38		$2.39		$2.32
Reconciling items:
Other exclusions from adjusted earnings	0.13	0.03		0.13		0.03
Tax impact	(0.03)	(*	)	(0.03)		(* )
Gain on assets previously sold	-	-		(*	)	(0.01)
Tax impact	-	-		*		*
Tax reform	-	(0.01)		-		(0.01)

Adjusted net income per share – non-GAAP	$0.68	$0.40		$2.49		$2.33

* Less than $0.5 million or $0.01 per share.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in these summary financial statements.  Adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.